UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2017

Jack Cooper Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	333‑210698	26‑4822446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut Street, Suite 2400 Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (816) 983‑4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01.Regulation FD Disclosure.

Amended Offers, Consent Solicitations and Plan Solicitation

On June 15, 2017, Jack Cooper Enterprises, Inc. (“JCEI”) and Jack Cooper Holdings Corp. (“JCHC” and, together with JCEI, the “Company”) announced that the Company has signed a definitive restructuring support agreement with an ad hoc group (the “Ad Hoc Group”) of holders of the JCHC 9.25% Senior Secured Notes due 2020 (the “Existing JCHC Notes”) on the terms of a consensual restructuring transaction (the “JCHC Support Agreement”). The Ad Hoc Group holds 77.4% of the JCHC Notes. The Ad Hoc Group is also working together with other noteholders that together with the Ad Hoc Group hold approximately 89.2% of the JCHC Notes and 26.1% of the JCEI 10.50%/11.25% Senior PIK Toggle Notes due 2019 (the “JCEI Notes” and together with the JCHC Notes, the “Existing Notes”).

Pursuant to the terms of the JCHC Support Agreement, the Company has:

•

amended and extended the offer to purchase any and all of the Existing JCEI Notes for cash (the “Amended Tender Offer”) and a related solicitation of consents (the “JCEI Consent Solicitation”) to amend the Existing JCEI Notes and related indenture and to a general release and waiver of claims (the “JCEI Consents”); and

•

amended and extended the offer to exchange any and all of the Existing JCHC Notes for (a) cash and (b) warrants issued by JCEI exercisable for shares of Class B common stock of JCEI (the “Amended Exchange Offer” and, together with the Amended Tender Offer, the “Amended Offers”) and a related solicitation of consents (the “JCHC Consent Solicitation” and, together with the JCEI Consent Solicitation, the “Consent Solicitations”) to amend the Existing JCHC Notes and related indenture, release the collateral securing the Existing JCHC Notes and consent to a general release and waiver of claims (the “JCHC Consents” and, together with the JCEI Consents, the “Consents”).

In conjunction with the Amended Offers, the Company is also soliciting votes (the “Plan Solicitation”) to accept a prepackaged plan of reorganization (the “Plan”).

The Amended Offers, the Consent Solicitations and the Plan Solicitation will expire at 12:01 a.m., New York City time, on June 29, 2017, unless extended (such date and time, as may be extended, the “Expiration Time”).

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8‑K. This Current Report on Form 8‑K is neither an offer to sell nor a solicitation of offers to buy any securities nor a solicitation of consents. The Offers are being made only pursuant to the Offering Memorandum and Disclosure Statement and the related Consent and Letter of Transmittal. The Amended Offers are being made only to persons who (i) certify that they are “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), (ii) certify that they are “accredited investors” as defined by Rule 501 of Regulation D under the Securities Act, or (iii) certify that they are not “U.S. person” and are outside of the United States within the meaning of Regulation S under the Securities Act.

Financial Projections and Liquidation Analysis

In connection with the Plan Solicitation, the Company disclosed certain financial projections (the “Financial Projections”) and a liquidation analysis (the “Liquidation Analysis”) in the Offering Memorandum and Disclosure Statement that was distributed to holders of Existing Notes. The Financial Projections and Liquidation Analysis are attached to this Current Report on Form 8‑K as Exhibits 99.2 and 99.3, respectively.

The information included in this Item 7.01, including the information in the press release, the Financial Projections and the Liquidation Analysis attached as Exhibit 99.1, 99.2 and 99.3, respectively, are being “furnished” to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 1.01.Entry into a Material Definitive Agreement.

JCHC Support Agreement

On June 15, 2017, the Company entered into the JCHC Support Agreement with the Ad Hoc Group, which holds 77.4% of the Existing JCHC Notes. The Ad Hoc Group is also working together with other noteholders that together with the Ad Hoc Group hold 89.2% of the Existing JCHC Notes (the “JCHC Consenting Noteholders”) and 26.1% of the Existing JCEI Notes.

Pursuant to the JCHC Support Agreement, the JCHC Consenting Noteholders have agreed (and those that become parties thereto after the date hereof by executing joinders will agree), among other things, to (1) use commercially reasonable efforts to support and consummate the transactions contemplated by the Offering Memorandum and Disclosure Statement, including tendering, and not withdrawing, their Existing JCHC Notes, delivering, and not revoking, their Consents and voting in favor of the Plan, (2) not support any other plan or restructuring transaction or take any other action that is inconsistent with, or would be expected to impede any of the transactions contemplated by the Offering Memorandum and Disclosure Statement, and (3) to the extent such holder of Existing JCHC Notes is also a holder of Existing JCEI Notes, to use commercially reasonable efforts tender, and not withdraw, their Existing JCEI Notes and deliver, and not revoke, their Consents. In addition the JCHC Support Agreement provides that the terms of the Amended Offers, the Consent Solicitations and the Plan Solicitation may not be modified or waived without the prior approval of a majority of the JCHC Consenting Noteholders party to the JCHC Support Agreement as of the date of the Offering Memorandum and Disclosure Statement.

The foregoing description of the JCHC Support Agreement does not purport to be a  complete description and is qualified in its entirety by reference to the full text of the JCHC Support Agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8‑K and are incorporated herein by reference.

JCEI Support Agreement

Following the launch of the Amended Offers, the Consent Solicitations and the Plan Solicitation, JCEI will enter into a support agreement (the “JCEI Support Agreement” and, together with the JCHC Support Agreement, the “Support Agreements”) with the holders of Existing JCEI Notes (the “JCEI Consenting Noteholders”). Pursuant to the JCEI Support Agreement, the JCEI Consenting Noteholders who become signatories will agree, among other things, to (1) use commercially reasonable efforts to support and consummate the transactions contemplated by the Amended and Restated Offering Memorandum and Disclosure Statement, including tendering, and not withdrawing, their Existing JCEI Notes, delivering, and not revoking, their Consents and voting in favor of the Plan and (2) not support any other plan or restructuring transaction or take any other action that is inconsistent with, or would be expected to impede any of the transactions contemplated by the Amended and Restated Offering Memorandum and Disclosure Statement.

The foregoing description of the JCEI Support Agreement does not purport to be  a complete description and is qualified in its entirety by reference to the full text of the JCEI Support Agreement, a form of which is filed as Exhibit 10.2 to this Current Report on Form 8‑K and are incorporated herein by reference.

Amendments to Existing Credit Facilities

In connection with the Amended Offers and the Consent Solicitations, on June 15, 2017, JCHC entered into the following amendments:

•

An Amended and Restated Amendment No. 3 (the “MSD Amendment”) to that certain Credit Agreement, dated as of March 31, 2015, as amended, by and among JCHC, certain subsidiaries of JCHC, as guarantors, the lenders party thereto, and MSDC JC Investments, LLC, as agent for the lenders. The MSD Amendment, among other things, adjusted certain provisions, including restrictions on the prepayment of indebtedness, covenants related to payment of junior debt and the definitions relating to EBITDA, Permitted Indebtedness, Permitted Investments and Permitted Liens (each as defined therein), to allow JCHC to enter into the transactions in connection with the Amended Offers and the Consent Solicitations.

•

An Amended and Restated Amendment Number Five (the “WFCF Amendment”) to that certain Amended and Restated Credit Agreement, dated as of June 18, 2013, as amended, by and among the lenders identified on the signature pages thereto, Wells Fargo Capital Finance, LLC, as administrative agent for the lenders, JCHC and certain of its subsidiaries, as borrowers, and the guarantors identified on the signature pages thereto. The WFCF Amendment, among other things, adjusted certain provisions, including restrictions on the prepayment of indebtedness, covenants related to payment of junior debt and the definitions relating to EBITDA, Permitted Indebtedness, Permitted Investments and Permitted Liens (each as defined therein), to allow JCHC to enter into the transactions in connection with the Amended Offers and the Consent Solicitations.

•

An Amended and Restated Amendment No. 1 (the “Solus Amendment”) to that certain Credit Agreement, dated as of October 28, 2016, by and among Wilmington Trust, National Association, as agent, certain entities affiliated with, or managed by, Solus Alternative Asset Management LP (“Solus”), as lenders, JCHC and certain subsidiaries of JCHC, as guarantors. The Solus Amendment, among other things, adjusted certain provisions, including restrictions on the prepayment of indebtedness, covenants related to payment of junior debt and the definitions relating to EBITDA, Permitted Indebtedness, Permitted Investments and Permitted Liens (each as defined therein), to allow JCHC to enter into the transactions in connection with the Amended Offers and the Consent Solicitations.

Each of the MSD Amendment, the WFCF Amendment and the Solus Amendment are conditioned upon consummation of the Offers and the Consent Solicitations.  The foregoing descriptions of the MSD Amendment, the WFCF Amendment and the Solus Amendment do not purport to be complete descriptions and are qualified in their entirety by reference to the full text of the MSD Amendment, the WFCF Amendment and the Solus Amendment, which are filed as Exhibits 10.3, 10.4 and Exhibit 10.5, respectively, to this Current Report on Form 8‑K and are incorporated herein by reference.

Item 8.01.Other Events.

Commitment Letter for New Secured Notes

Concurrently with the consummation of the Amended Offers or the Plan, as applicable, JCHC expects to issue and sell a new series of 13.75% senior secured notes due 2023 (the “New Secured Notes”) through a private placement pursuant to Section 4(a)(2) of the Securities Act to fund, together with cash-on-hand, the cash portions of the Amended Offers and to pay fees and expenses incurred by the Company in connection with the Amended Offers and the New Secured Notes Offering (the “New Secured Notes Offering”). On March 9, 2017, the Company entered into a non-binding term sheet related to the proposed private New Secured Notes Offering with Solus Alternative Asset Management LP (“Solus”) and on June 15, 2017, the Company entered into a commitment letter (the “Commitment Letter”) with Solus which provides for certain amendments to the aforementioned term sheet. Pursuant to the Commitment Letter, Solus has agreed to a financing commitment fee in cash as follows: (i) 0.75% if the Amended Offers are consummated, which will be payable upon the Settlement Date; and (ii) 1.0% if the Amended Offers are not consummated and the restructuring is implemented pursuant to the Plan, which will be payable upon consummation of the Plan (the “Commitment Fee”). As consideration for the Commitment Letter, the Company has agreed to pay to Solus a backstop fee equal to $2,000,000, which will be payable in full on either (i) if the purchase, redemption, exchange or other repayment, as applicable, of the Existing Notes is effectuated pursuant to the Amended Offers, on the Settlement Date; or (ii) if the purchase, redemption, exchange or other repayment, as applicable, of the Existing Notes is effectuated pursuant to the Plan, the effective date of the Plan. In addition, if the Company consummates an alternative refinancing transaction prior to March 31, 2018 or pursuant to a binding commitment entered into prior to March 31, 2018 that results in the purchase, redemption, exchange or other repayment of any of the Existing Notes with a cash component funded by debt with a person other than Solus, then the Company will pay Solus a fee in cash in an amount equal to (i) $1,706,250 if such alternative transaction occurs prior to July 12, 2017 or (ii) $2,275,000 if such alternative transaction occurs on or after July 12, 2017, and cause JCEI distribute Solus Warrants (as defined below) equal to 7.5% of the pro forma fully-diluted equity of JCEI upon the closing of such alternative transaction.  The Company expects the New Secured Notes to be issued pursuant to an indenture, to be dated as of the date of closing (the “New Secured Notes Indenture”), by and among JCHC, the guarantors party thereto, and U.S. Bank National Association, as trustee. Interest on the New Secured Notes issued would accrue at a rate of 13.75% per annum.

The principal amount of New Secured Notes JCHC would issue will depend on the participation in the Amended Offers and the Consent Solicitations. Pursuant to the Commitment Letter, the issuance and sale of the New Secured Notes will be conditioned upon, among other things: (1) the satisfaction or waiver by Solus of the requirement that at least 97% of the aggregate principal amount of outstanding Existing JCEI Notes be tendered in the Tender Offer and at least 97% of the aggregate principal amount of outstanding Existing JCHC Notes be tendered for exchange in the Exchange Offer and (2) no material adverse effect occurring. In addition, (x) any issuance of New Secured Notes in connection with the Plan would be further conditioned upon compliance with a New Secured Notes Priority Leverage Ratio (as defined below) as of the effective date of the Plan not exceeding 4.50 to 1.00 on a pro forma basis giving effect to (i) the transactions contemplated by the Plan and (ii) payment of all fees and expenses incurred by the Company in connection therewith and (y) any issuance of New Secured Notes in connection with the Amended Offers would be further conditioned upon compliance with a New Secured Notes Priority Leverage Ratio (as defined below) as of the date hereof not exceeding 4.50 to 1.00 on a pro forma basis giving effect to (i) the Amended Offers and (ii) payment of all fees and expenses incurred by the Company in connection therewith. The “New Secured Notes Priority Leverage Ratio” means the ratio of: (i)(a) the aggregate principal amount of the New Secured Notes (which amount will exclude the Commitment Fee) plus all indebtedness of JCHC and its restricted subsidiaries secured by liens senior in priority to the New Secured Notes less (b) unrestricted cash and cash equivalents of JCHC and its restricted subsidiaries; to (ii) the lower of (a) $86 million and (b) JCHC’s then current internal pro forma Adjusted EBITDA forecast for the four full consecutive fiscal quarters commencing immediately following the date the New Secured Notes are to be issued. In addition, Solus would receive a number of warrants to purchase shares of Class B common stock (the “Solus Warrants”) equal to 27.5% of the outstanding equity of JCEI, on a fully diluted basis after giving effect to the consummation of the Amended Offers, at an exercise price of $0.01 per share. Assuming 100% participation in the Amended Offers, entities affiliated with Solus would receive 850,751 Solus Warrants. The Solus Warrants issuable pursuant to the Amended Offers and Consent Solicitations will have the same terms as the warrants issued pursuant to the Amended Offers. The Solus Warrants issuable in connection with funding the Amended Offers or the restructuring transaction under the Plan, as applicable, will have substantially the same terms as the warrants issued pursuant to the Plan, or the warrants issued pursuant to the Amended Offers, as applicable, except the warrants issued pursuant to the Plan will be issued pursuant to the exemption provided by section 1145 of the Bankruptcy Code, and therefore will be freely tradable without registration under the Securities Act.

The New Secured Notes Indenture will contain certain covenants, including covenants which, subject to certain exceptions, will limit the ability of JCHC and its restricted subsidiaries (as defined in the New Secured Notes Indenture) to incur additional indebtedness, engage in certain asset sales, make certain types of restricted payments, engage in transactions with affiliates and create liens on assets of JCHC or the guarantors.

The New Secured Notes would be guaranteed on a full and unconditional basis by all of JCHC’s domestic subsidiaries. The New Secured Notes would also be secured by substantially all of the assets of JCHC and its domestic subsidiaries, including the outstanding equity of JCHC’s domestic subsidiaries and 65% of the outstanding equity of the JCHC’s first tier foreign subsidiaries, with such lien being a first priority lien on all such assets other than our accounts receivable, inventory, trucks, trailers, tractors and other substantially similar mobile equipment and other substantially similar vehicles used in the transportation of automobiles, wherever located, certain other related assets and, in each case, the proceeds thereof, which secure, on a first priority basis, our credit facilities with Wells Fargo Capital Finance, LLC (“Wells Fargo”), MSD JC Investments, LLC (“MSD”) and Solus. The Company refers to the collateral that would secure the New Secured Notes as the “notes collateral” and the collateral securing our credit facilities as the “ABL collateral.” It is expected that concurrently with the completion of the Amended Offers and the Consent Solicitations and the issuance of the New Secured Notes, the notes collateral securing the Existing JCHC Notes will be released. The New Secured Notes will be secured on a subordinated basis with respect to the ABL collateral securing JCHC’s revolving credit facility, the MSD Term Loan and the Solus Term Loan.

Item 9.01.Financial Statements and Exhibits.

(d)   Exhibits

10.1       Form of JCHC Support Agreement, dated June 15, 2017, by and among JCHC, JCEI, the guarantors listed on Schedule I thereto, and the holders of Existing JCHC Notes party thereto.

10.2       Form of JCEI Support Agreement, by and among JCEI and the holders of Existing JCEI Notes party thereto.

10.3       Amended and Restated Amendment No. 3  to that certain Credit Agreement, dated as of March 31, 2015, as amended, by and among JCHC, certain subsidiaries of JCHC, as guarantors, the lenders party thereto, and MSDC JC Investments, LLC, as agent for the lenders.

10.4       Amended and Restated Amendment Number Five to that certain Amended and Restated Credit Agreement, dated as of June 18, 2013, as amended, by and among the lenders identified on the signature pages thereto, Wells Fargo Capital Finance, LLC, as administrative agent for the lenders, JCHC and certain of its subsidiaries, as borrowers, and the guarantors identified on the signature pages thereto.

10.5       Amended and Restated Amendment No. 1 to that certain Credit Agreement, dated as of October 28, 2016, by and among Wilmington Trust, National Association, as agent, certain entities affiliated with, or managed by, Solus Alternative Asset Management LP, as lenders, JCHC and certain subsidiaries of JCHC, as guarantors.

99.1       Press release, dated June 15, 2017.

99.2       Financial Projections.

99.3       Liquidation Analysis

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jack Cooper Holdings Corp.

Date: June 15, 2017	By:	/s/ Kyle Haulotte
Kyle Haulotte
Chief Financial Officer